Exhibit 10.15

Dominion Midstream GP, LLC

Non-Employee Directors’ Annual Compensation

As of December 31, 2015

Annual Retainer	Amount
Service as Director	$125,000 ($60,000 cash; $65,000 restricted stock1)
Service as Audit or Conflicts Committee Chair	$15,000

[1]	Effective January 1, 2016, the annual retainer for service as a director was increased to $150,000 ($70,000 cash; $80,000 restricted stock).